SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

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SOLECTRON CORPORATION

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SOLECTRON CORPORATION
_____________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held January 13, 2005

To the Stockholders of Solectron Corporation:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Solectron Corporation (the “Company”), a Delaware corporation, will be held on Thursday, January 13, 2005, at 9:00 a.m., local time, at The Westin Hotel, 5101 Great America Parkway, Santa Clara, CA 95054, for the following purposes:

     1. To elect nine (9) directors to serve for the ensuing year and until their successors are duly elected and qualified;

     2. To ratify the appointment of KPMG LLP as independent auditor of the Company for the fiscal year ending August 31, 2005; and

     3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     Only stockholders of record at the close of business on November 18, 2004 are entitled to notice of and to vote at the meeting and any adjournment thereof.

     All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign and return the enclosed proxy card as promptly as possible in the postage-paid envelope enclosed for that purpose, or vote via the Internet or by telephone, as instructed on the proxy card. Any stockholder attending the meeting may vote in person even if he or she has already returned a proxy.

By Order of the Board of Directors,

Michael F. Grady Secretary

Milpitas, California
December 8, 2004

YOUR VOTE IS IMPORTANT

To assure your representation at the Annual Meeting, you are requested either to complete, sign and date the enclosed proxy as promptly as possible and return it in the enclosed envelope, which requires no postage if mailed in the United States, or vote via the Internet or by telephone as instructed on the enclosed card.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS

If you would like to significantly reduce the cost incurred by the Company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail and the Internet. To sign up for electronic delivery, please follow the instructions on the enclosed proxy card for voting via the Internet at www.proxyvote.com and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years. Note that the website also provides instructions for discontinuing future electronic delivery if you so choose.

SOLECTRON CORPORATION
____________

PROXY STATEMENT
__________

INFORMATION CONCERNING SOLICITATION AND VOTING

General

     The enclosed Proxy is solicited on behalf of Solectron Corporation (the “Company”), for use at the Annual Meeting of Stockholders to be held on Thursday, January 13, 2005, at 9:00 a.m., local time, or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at The Westin Hotel, 5101 Great America Parkway, Santa Clara, CA 95054. The Company’s telephone number is (408) 957-8500, the address of its principal executive offices is 847 Gibraltar Drive, Milpitas, CA 95035, and the Company’s website is www.solectron.com.

     These proxy solicitation materials were mailed on or about December 8, 2004 to all stockholders of record at the close of business on November 18, 2004 (the “Record Date”). A copy of the Company’s Annual Report to Stockholders for the fiscal year ended August 27, 2004 (“Fiscal 2004”), including financial statements, was sent to the stockholders prior to or concurrently with this Proxy Statement.

Record Date; Outstanding Shares

     Common Stockholders of record at the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. At the Record Date, 970,867,349 shares of the Company’s Common Stock were issued and outstanding (including 25,737,438 shares of Solectron Global Services Canada, Inc. which are exchangeable on a one-to-one basis for the Company’s common stock).

Revocability of Proxies

     Any proxy given pursuant to the solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing a written notice of revocation bearing a later date than the proxy with the Secretary of the Company at or before the taking of the vote at the Annual Meeting, (ii) duly executing a later dated proxy relating to the same shares and delivering it to the Secretary of the Company at or before the taking of the vote at the Annual Meeting or (iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy).

Voting and Solicitation

     On all matters other than the election of directors, each share has one vote. See “PROPOSAL ONE — ELECTION OF DIRECTORS — Required Vote.”

     The cost of any proxy solicitation will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for expenses incurred in forwarding solicitation materials to such beneficial owners. Proxies may be solicited by certain of the Company’s directors, officers and regular employees, without additional compensation, personally or by telephone, telegraph or letter.

Quorum; Abstentions; Broker Non-Votes

     The required quorum for the transaction of business at the Annual Meeting is a majority of shares of Common Stock issued and outstanding on the Record Date. Shares that are voted “FOR,” “AGAINST” or “ABSTAIN” are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the Annual Meeting (the “Votes Cast”) with respect to such matter.

     While there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions, the Company believes that abstentions should be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of Votes Cast with respect to a proposal (other than the election of directors). In the absence of a controlling precedent to the contrary, the Company intends to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against the proposal as to which the abstention is made.

     In a 1988 Delaware case, Berlin v. Emerald Partners, the Delaware Supreme Court held that, while broker non-votes should be counted for purposes of determining the presence or absence of a quorum for the transaction of business, broker non-votes should not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which the broker has expressly not voted. Accordingly, the Company intends to treat broker non-votes in this manner. Thus, a broker non-vote will not have any effect on the outcome of the voting on a proposal.

Discretionary Voting Authority

     The Company has discretionary authority to vote on any matter intended to be brought before the Annual Meeting if the Company did not receive notice of such matter by the close of business on the tenth (10th) day after the date of this Proxy Statement, in accordance with the bylaws of the Company.

Deadline for Receipt of Stockholder Proposals for Fiscal 2005

     Proposals of eligible stockholders of the Company which are to be presented by such stockholders at the Company’s Annual Meeting for the fiscal year ended August 31, 2005 (“Fiscal 2005”) must be received by the Company no later than August 10, 2005 in order that they may be included in the Proxy Statement and form of proxy relating to that meeting. Such stockholder proposals should be submitted to Solectron Corporation at 847 Gibraltar Drive, Milpitas, CA 95035, Attention: Corporate Secretary.

     Under the Company’s bylaws, a proposal that a stockholder does not seek to include in the Company’s proxy materials for Fiscal 2005 but that may still be properly brought before the Fiscal 2004 annual meeting must be delivered to or mailed and received by the Secretary of the Company not less than 90 days prior to the meeting; provided, however, that in the event that less than 100 days notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made.

BOARD AND CORPORATE GOVERNANCE MATTERS

Board of Directors

     The Board of Directors of the Company (the “Board”) has determined that, except for the Chief Executive Officer, Michael Cannon, none of the director nominees to be elected to the Board at the Annual Meeting has a material relationship with the Company and that, except for Mr. Cannon, every director nominee is independent. These determinations were made pursuant to the Company’s director independence standards, which are identical to the director independence standards set forth in the listing standards of the New York Stock Exchange (“NYSE”), as such listing standards may be amended from time to time.

     The Board held a total of 4 regular in person meetings, 4 regular telephonic meetings and 10 special telephonic meetings during Fiscal 2004. During Fiscal 2004, each director attended more than 75% of the meetings of the Board and meetings of committees upon which such director served.

     The Board encourages all members of the Board to attend the Company’s Annual Meeting of Stockholders. All nine directors elected at the January 2004 Annual Meeting were in attendance at that meeting.

Board Committees

     The Board currently has three standing committees: the Audit Committee, the Nominating and Governance Committee and the Executive Compensation and Management Resources Committee. The current membership of each committee, the number of meetings held by each committee in Fiscal 2004 and other descriptive information is summarized below. Mr. Osamu Yamada, who currently serves as a director and is a member of the Audit Committee as indicated below, will be retiring from the Board as of January 13, 2005 pursuant to the Company’s retirement policy for directors.

Director	Audit Committee	Nominating and Governance Committee	Executive Compensation and Management Resources Committee
William Hasler		Chair	X
Michael R. Cannon*
Richard A. D’Amore		X	X
Heinz Fridrich	X
William R. Graber	X
Dr. Paul R. Low	X		Chair
C. Wesley M. Scott	Chair	X
Osamu Yamada	X
Cyril Yansouni			X
Total Meetings in Fiscal 2004:	12	6	8

     * Chief Executive Officer and currently the sole employee director of the Board

Audit Committee

     The Audit Committee oversees the Company’s internal financial control systems and procedures, is responsible for the appointment and terms of engagement of the Company’s independent auditor, reviews and approves the Company’s financial statements, and coordinates and approves the activities of the Company’s internal and external auditors. The Board has determined that C. Wesley M. Scott and William R. Graber are “audit committee financial experts” and all members of the Audit Committee are “independent” as such terms are defined under the applicable regulations of the Securities and Exchange Commission (“SEC”) and the listing standards of the NYSE. The Charter for the Audit Committee, which has been approved by the Board, is attached to this Proxy Statement as Attachment A and is available on the Company’s website at www.solectron.com/about/gov.shtml. See also “AUDIT COMMITTEE REPORT.”

Nominating and Governance Committee

     The Nominating and Governance Committee is responsible for the development of general criteria regarding the qualifications and selection of board members, recommending candidates for election to the Board, recommending director appointments to the various committees of the Board, developing overall governance guidelines and overseeing the overall performance of the Board. All members of the Nominating and Governance Committee are “independent” as defined under the listing standards of the NYSE. The Charter for the Nominating and Governance Committee, which has been approved by the Board, is available on the Company’s website at www.solectron.com/about/gov.shtml.

Executive Compensation and Management Resources Committee

     The Executive Compensation and Management Resources Committee is responsible for establishing compensation guidelines for executives of the Company, reviewing and approving executive bonus plans and providing guidance with respect to other compensation issues, approving stock option grants, CEO and executive succession planning, and reviewing the performance of the CEO. All members of the Executive Compensation and Management Resources Committee are “independent” as defined under the listing standards of the NYSE. The Charter for the Executive Compensation and Management Resources Committee, which has been approved by the Board, is available on the Company’s website at www.solectron.com/about/gov.shtml.

Finance Committee

     The Board previously had a standing Finance Committee, which oversaw the Company’s capital-raising and financing activities. The commitee was comprised of Heinz Fridrich and Dr. Kenneth Haughton, who retired from the Board in January 2004. The Finance Committee was disbanded after its first meeting in early Fiscal 2004 and the responsibilities of the committee were apportioned between the Audit Committee and the full Board.

Director Compensation

     Directors who are not employees of the Company (“Outside Directors”) receive annual retainers of $35,000. The Chairman of the Board receives an annual retainer of $140,000. Each Outside Director (excluding the Chairman of the Board) who serves as Chairman for the Audit Committee, Executive Compensation and Management Resources Committee, or Nominating and Governance Committee receives an additional annual retainer of $13,500. These retainers are paid quarterly in arrears. In addition, each Outside Director is paid $1,500 for each meeting of the Board attended in person, $1,000 for each committee meeting attended in person, $500 for each Board and committee meeting attended telephonically, and is eligible to receive reimbursement for expenses incurred in attending Board and committee meetings. Outside Directors (other than members of the Audit Committee) may also receive consulting fees for special project assignments completed at the request of Company management. Employee directors are not compensated for their service on the Board or on committees of the Board.

     Options to purchase shares of the Company’s common stock are granted to Outside Directors under the 2002 Stock Option Plan (the “Plan”) in accordance with an automatic, non-discretionary grant mechanism. The Plan provides, with respect to Outside Directors, for an automatic, non-discretionary grant on December 1 of each year of a nonstatutory option to purchase twenty thousand (20,000) shares (pro rata for the portion of the first fiscal year of service as an Outside Director) of the Company’s Common Stock, with an initial equity grant for new Outside Directors to purchase twenty thousand (20,000) shares of the Company’s Common Stock at the commencement of their service as an Outside Director, at an exercise price equal to the fair market value on the date of grant.

     Outside Directors are also eligible to receive discretionary grants under the Plan. On January 15, 2004, Richard A. D’Amore, Heinz Fridrich, William Hasler, Dr. Paul R. Low, C. Wesley M. Scott and Osamu Yamada, who were directors on December 1, 2003, each received a discretionary nonstatutory option grant to purchase ten thousand (10,000) shares of the Company’s Common Stock. William R. Graber and Cyril Yansouni, who were not yet Company directors on December 1, 2003, each received a discretionary grant to purchase five thousand (5,000) shares of the Company’s Common Stock.

Director Nomination Process

Qualifications

     The Corporate Governance Guidelines of the Company set forth the basic qualifications for members of the Board. These guidelines are available on the Company’s website at www.solectron.com/about/ gov.shtml. Director nominees will possess the highest degree of personal and professional ethics and integrity, relevant business background and experience, and complimentary expertise in areas of importance to the Company’s business objectives. In addition, director nominees should be committed to representing the long-term interests of all of the Company’s stockholders.

Recommendation of Director Nominees

     The Nominating and Governance Committee of the Board (the “N&G Committee”) will consider individuals recommended by the Company’s independent directors, the Company’s CEO and other executive officers, and external retained search firms engaged by the N&G Committee. The N&G Committee will also consider potential director nominees that are properly recommended by the Company’s stockholders in accordance with the procedure set forth below under the heading “Stockholder Recommendations of Director Nominees.” The N&G Committee applies the same evaluation process and principles to all director candidates that are properly brought to its attention, regardless of the source of the recommendation for a candidate.

Identifying and Evaluating Director Nominees

     The N&G Committee periodically assesses the appropriate size of the Board in light of the Company’s objectives and strategy, and whether any vacancies on the Board are expected due to retirement, an expansion of the size of the Board, or otherwise. In the event that vacancies are anticipated or otherwise arise, the N&G Committee will initiate a process for identifying and evaluating director candidates. The N&G Committee typically retains an external professional search firm to screen, identify and contact potential candidates who meet the qualifications set forth above and other qualifications or criteria that may be determined by the N&G Committee. In determining particular search criteria or optimal candidate qualifications, the N&G Committee solicits input from the full Board and the Company’s executive management, and also takes into account the current membership of the Board with a view towards identifying opportunities to expand and balance the breadth of the Board’s experience, expertise, and diversity. As noted above, stockholder nominees that are properly recommended to the N&G Committee, as well as recommendations from other sources, will also be evaluated for possible consideration. Information pertaining to potential candidates is then aggregated and reviewed at regular or special meetings of the N&G Committee. The N&G Committee provides periodic updates to the full Board on the search process.

     In the course of its review and evaluation of potential nominees, the N&G Committee obtains and reviews applicable information regarding the individuals under consideration, conducts in-person and telephonic interviews and follow-up interviews and solicits input and feedback from the Chairman of the Board, the CEO and the Executive Vice President, Human Resources, as well as the external professional search firm’s engagement manager. The professional search firm is charged with ensuring that prospective candidates would be available to join the Board when needed, and assists the N&G Committee in identifying any potential conflicts of interests or other disqualifying information about each candidate. The N&G Committee next discusses all of the qualified candidate prospects among the committee members and with the CEO and Chairman of the Board. The N&G Committee will ask the CEO to meet with finalist candidates to the extent that the CEO has not already done so. Efforts are made by the N&G Committee members to reach a consensus on the candidate or candidates most suited to fulfill the Company’s selection criteria. In the event that the N&G Committee is unable to reach a consensus, it will make its determination by majority vote. When a determination is made, the N&G Committee formally makes its recommendation of the director nominee or nominees, as the case may be, to the full Board.

     The Board will discuss the N&G Committee’s recommendation and may request any additional information or interviews as the Board deems necessary. The Board will then decide whether to nominate such candidate or candidates, as the case may be, in the Company’s proxy statement for election by the stockholders at the Company’s Annual Meeting. In the rare case that a vacancy arises between Annual Meetings, the Board itself may elect a nominee to fill such vacancy in accordance with the bylaws of the Company.

Stockholder Recommendations of Director Nominees

     Any stockholder wishing to recommend a candidate as a nominee for election at the Company’s Annual Meeting of Stockholders should send a signed letter of recommendation stating the reasons for the recommendation and containing the full name and address of each proposed candidate as well as a brief biographical history setting forth past and present directorships, employment, occupations and civic activities, and any other supporting information, to be received by the Company at any time prior to the deadline set forth above under the heading “Deadline for Receipt of Stockholder Proposals for Fiscal 2005.” As instructed under that heading, correspondence should be sent to Solectron Corporation, 847 Gibraltar Drive, Milpitas, California 95035, Attention: Corporate Secretary.

     Any stockholder recommendation should be accompanied by a written statement from the proposed director candidate consenting to be considered as a candidate and, if nominated, consenting to be named in the proxy statement and, if elected, consenting to serve as a director.

Stockholder Communications with the Board

     Stockholders may communicate with the Board and/or individual Board members by sending correspondence to such Board member(s) at the Company’s headquarters address which may be found at www.solectron.com/misc/contactus.htm. All such correspondence shall be forwarded to the addressees.

Corporate Governance Principles

     Solectron has long upheld a set of basic beliefs to guide our actions. Among those beliefs is the responsibility to conduct ourselves with the highest standards of ethical behavior when relating to customers, suppliers, employees, investors and the communities where we work. We believe our corporate governance policies and practices, some of which are discussed above and summarized below, meet or exceed the standards set forth in applicable SEC and NYSE rules and regulations currently in effect and we intend to meet or exceed all requirements of new rules and regulations as they come into effect.

Independent Directors

•	A majority of our Board members are independent of the Company and its management as defined by the SEC and the listing standards of the NYSE.

•

The non-management directors regularly meet in executive session, without management, as part of the normal agenda of our Board meetings. William Hasler, who is the current Chairman of the Board, presides over these executive sessions.

Nominating and Governance Committee

•	The Nominating and Governance Committee has adopted a charter that meets NYSE listing standards.

•	Nominating and Governance Committee members all meet the applicable standards for independence as defined by the listing standards of the NYSE.

Executive Compensation and Management Resources Committee

•

Executive Compensation and Management Resources Committee (ECMRC) members all meet the applicable standards for independence as defined by the listing standards of the NYSE and by the Internal Revenue Service.

•	The ECMRC has adopted a charter that meets NYSE listing standards.

•	Incentive compensation plans are reviewed and approved by the ECMRC as part of its charter.

•

The compensation plans for the executive officers of the Company are annually reviewed and approved by the ECMRC, with the CEO’s compensation subject to further approval by the independent members of the full Board.

•	Director compensation guidelines are reviewed annually by the ECMRC, and recommended to the full Board for approval.

•	Review of the management succession plan is the responsibility of the ECMRC pursuant to our Corporate Governance Guidelines.

Audit Committee

•	The Audit Committee has established policies that are consistent with current corporate reform laws and regulations for audit committees and auditor independence.

•

Audit Committee members all meet the applicable tests for independence from Company management and requirements for financial literacy as set forth in the regulations of the SEC and the corporate governance rules of the NYSE.

•	The chair of the Audit Committee is an “audit committee financial expert” as defined in the applicable regulations of the SEC.

•

KPMG LLP, our independent auditor, reports directly to the Audit Committee, and the Audit Committee has sole authority over the hiring and firing of the independent auditor, and all audit engagement fees and terms.

•

The Audit Committee meets in private session on a regular basis with the head of the Company’s internal audit function, as well as with the Company’s independent auditor, outside of the presence of Company management.

•

The Company’s Ethics Office maintains an independent ethics hotline (voice and email) to enable any employee, customer or supplier to confidentially and anonymously report questionable activities to the Audit Committee. Instructions for accessing the hotline can be found on the Company’s website at www.solectron.com/about/gov.shtml.

Stockholder Approval of Equity Compensation Plans

•

The Company requires stockholder approval of all Company equity-compensation plans and any amendments thereto, including any repricing of options contemplated by the Company, whenever such approval is necessary under NYSE corporate governance rules.

Corporate Governance Guidelines

•	Solectron has adopted a set of Corporate Governance Guidelines that meet NYSE listing standards, including specifications for director qualification and responsibility.

•	Continuing education for directors is specified in our Corporate Governance Guidelines as being a component of the annual agenda for our Board meetings.

Code of Business Conduct and Ethics Guide

•	Solectron has adopted a Code of Business Conduct and Ethics Guide that includes a conflict of interest policy and applies to all directors, officers and employees.

•	New employees are trained in the Code of Business Conduct and Ethics Guide as part of new-employee orientation, and are required to affirm in writing their acceptance of the Code.

•

Management-level employees are required to annually reaffirm in writing their acceptance of the Code of Business Conduct and Ethics Guide, and are required to complete a conflict-of-interest questionnaire.

•

The Code of Business Conduct and Ethics Guide is available on the Company’s website at www.solectron.com/about/ gov.shtml and is available in print to any stockholder who requests it. Such requests may be made at www.solectron.com/misc/contactus.htm.

NYSE Certification

•

On November 30, 2004, the Company timely submitted to the NYSE the Annual CEO Certification, whereby the CEO of the Company, Mr. Cannon, certified that he is not aware of any violation by Solectron of the NYSE’s corporate governance listing standards as of the date of the certification.

PROPOSAL ONE

ELECTION OF DIRECTORS

General

     The Company’s Board currently consists of 9 persons. All 9 positions on the Board are to be elected at this meeting. Unless otherwise instructed, the proxyholders will vote the proxies received by them for the Company’s nominees named below. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board to fill the vacancy. In the event additional persons are nominated for election as directors, the proxyholders intend to vote all proxies received by them in such a manner in accordance with cumulative voting as will ensure the election of as many of the nominees listed below as possible, and in such event, the specific nominees to be voted for will be determined by the proxyholders. The Company is not aware of any nominee who will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next Annual Meeting of Stockholders or until his successor has been elected and qualified.

     Ms. H. Paulett Eberhart is a first-time nominee for election to the Board. Ms. Eberhart was recommended by an external professional search firm retained by the Nominating and Governance Committee. The Nominating and Governance Committee formally recommended Ms. Eberhart to the full Board, and the Board accepted the committee’s recommendation to nominate Ms. Eberhart for election by the Company’s stockholders.

     Mr. Osamu Yamada, who currently serves as a director, will be retiring from the Board as of January 13, 2005 pursuant to the Company’s retirement policy for directors, and therefore is not being nominated for reelection.

Director Nominees

     The names of the nominees, and certain information about them, are set forth below.

Name of Nominee	Age	Principal Occupation	Director Since
William A. Hasler	62	Chairman of the Board of the Company; Vice Chairman of Aphton Corporation	1998
Michael R. Cannon	52	President and Chief Executive Officer of the Company	2003
Richard A. D'Amore	51	General Partner, North Bridge Venture Partners	1985
H. Paulett Eberhart	50	Corporate Director	N/A
Heinz Fridrich	71	Corporate Director	1996
William R. Graber	61	Corporate Director	2004
Dr. Paul R. Low	71	President, PRL Associates	1993
C. Wesley M. Scott	57	Corporate Director	2001
Cyril Yansouni	62	Corporate Director	2004

     Except as set forth below, each of the nominees has been engaged in his or her principal occupation set forth above during the past five (5) years. There is no family relationship between any director or executive officer of the Company.

     Mr. William A. Hasler has served as a director of the Company since May 1998 and as Chairman of the Board since January 2003. Mr. Hasler is currently Vice Chairman of Aphton Corporation, an international biotechnology firm. He previously served as co-chief executive officer of Aphton. Prior to joining Aphton, Mr. Hasler was Dean and Department Chair of the Haas School of Business at the University

of California, Berkeley. Mr. Hasler also serves as a director of The Schwab Funds, Stratex Networks, DiTech Communications Corporation and Genitope Corporation. In addition, Mr. Hasler is a member of the Compensation Committee of Genitope Corporation and DiTech Corporation.

     Mr. Michael R. Cannon joined the Company in January 2003 as President and CEO and as a member of the Board of Directors and has more than 25 years of manufacturing and technology experience. Prior to joining the Company, Mr. Cannon was President, CEO and a director of Maxtor Corporation, a provider of hard disk drives and storage systems. Previously, Mr. Cannon was with IBM’s Storage Systems Division, where he held several senior leadership positions, including Vice President of the Personal Storage Systems Division, Vice President of Product Design and Vice President of Worldwide Manufacturing. Prior to IBM, Mr. Cannon worked at several companies in the disk drive industry, including Control Data Corporation’s Imprimis Technology spin-off. Mr. Cannon began his career at The Boeing Company, where he held engineering and management positions in the Manufacturing Research and Development Group. Mr. Cannon studied mechanical engineering at Michigan State University and completed the Advanced Management Program at Harvard Business School. Mr. Cannon also serves as a director of Adobe Systems Inc. and Maxtor Corporation.

     Mr. Richard A. D’Amore has served as a director of the Company since 1985. Mr. D’Amore has been a general partner of North Bridge Venture Partners since 1994. Mr. D’Amore also serves as a director of Veeco Instruments, Inc., Phase Forward Incorporated and a number of private companies.

     Mr. Heinz Fridrich has served as a director of the Company since April 1996. He has been associated with the faculty of the University of Florida since 1993 and is now Industry Professor Emeritus. From 1950 to 1993, Mr. Fridrich held a number of manufacturing and operation management positions with IBM in Europe and the United States. Mr. Fridrich also serves as a director of CH Energy Group Inc. and Veeco Instruments Inc.

     Mr. William R. Graber has served as a director of the Company since January 2004. From February 2000 until his retirement in April 2004, Mr. Graber served as Senior Vice President and Chief Financial Officer of McKesson Corporation, a healthcare services and information technology company. From 1991 to 1999, Mr. Graber was with Mead Corporation where, prior to becoming Chief Financial Officer, he served as Controller and Treasurer. From 1965 to 1991, Mr. Graber held a wide range of financial management positions at General Electric Company. Mr. Graber holds a bachelor’s degree in mathematics from Washington State University. Mr. Graber is a member of the Financial Executives Institute and is a trustee of the Washington State University Foundation. Mr. Graber also serves as a director of Kaiser Foundation Health Plan and Kaiser Foundation Hospitals and the Mosaic Company.

     Dr. Paul R. Low has served as a director of the Company since 1993. He is currently President of PRL Associates, a position he has held since 1992. Dr. Low worked for IBM from 1957 to 1992. During his tenure at IBM, Dr. Low held senior management and executive positions with successively increasing responsibility, including President, General Technology Division and Corporate Vice President; President of General Products Division; and General Manager, Technology Products business line. Dr. Low also served on IBM’s corporate management board. Dr. Low also serves as a director of Applied Materials, Inc., and Veeco Instruments, Inc.

     Mr. C. Wesley M. Scott has served as a director of the Company since 2001. In May 2001, he was appointed a director of C-MAC Industries Inc., whose combination with the Company was completed in December 2001. From February 2000 until March 2001, Mr. Scott was Chief Corporate Officer of BCE Inc. From February 1999 until January 2000, Mr. Scott was Vice Chairman of Bell Canada. From July 1995 until January 1999, Mr. Scott was Executive Vice President (Corporate) and, from April 1997 until January 1999, also Chief Financial Officer, of Nortel Networks. Mr. Scott also serves as a director of Legacy Hotels Real Estate Investment Trust, Sears Canada Ltd., CGI Group Inc. and certain subsidiary companies of Aviva plc.

     Ms. H. Paulett Eberhart, until her retirement in March 2004, served as President, Americas at EDS. An employee of EDS since 1978, Ms. Eberhart previously served in a number of senior executive roles for EDS, including Senior Vice President and President, Solutions Consulting; member, EDS Executive Operations Team and Investment Committee; Senior Vice President, Information Solutions, U.S.; and Senior Vice President, Finance. Ms. Eberhart holds a bachelor of science degree from Bowling Green State University. Ms. Eberhart previously served on the board of directors of AT Kearney, a subsidiary of EDS and as the chair of the political action committee at EDS. Ms. Eberhart is a member of the Financial Executives Institute and American Institute of Certified Public Accountants, and currently serves as a director of Advanced Micro Devices, Inc. and Anadarko Petroleum Corporation.

     Mr. Cyril Yansouni has served as a director of the Company since January 2004. From 1991 to 2003, Mr. Yansouni was the Chairman of the Board of Directors of Read-Rite Corporation, a supplier of magnetic recording heads for data storage drives, and served as both Chairman of the Board and Chief Executive Officer from 1991 to 2000. From 1988 to 1991, Mr. Yansouni was with Unisys Corporation, a manufacturer of computer systems, where he served in various senior management positions, most recently as an Executive Vice President. From 1986 to 1988, Mr. Yansouni was President of Convergent Technologies, a manufacturer of computer systems which was acquired by Unisys Corporation in December 1988. From 1967 to 1986, Mr. Yansouni served in a variety of technical and management positions at Hewlett-Packard Company, most recently as Vice President and General Manager of the Personal Computer Group. Mr. Yansouni received his M.S. degree in electrical engineering from Stanford University and his B.S. degree in electrical engineering and mechanical engineering from the University of Louvain, Belgium. Mr. Yansouni also serves as a director of PeopleSoft, Inc. and Tektronix Inc.

Required Vote

     Each stockholder voting in the election of directors is entitled to cumulate such stockholder’s votes. Each stockholder who elects to cumulate votes shall be entitled to as many votes as equals the number of directors to be elected multiplied by the number of shares held by such stockholder, and the stockholder may cast all such votes for a single director or distribute such votes among as many candidates as the stockholder may see fit. However, no stockholder shall be entitled to cumulate votes unless the candidate’s name has been placed in nomination prior to the voting and the stockholder, or any other stockholder, has given notice at the meeting to the Company’s Secretary prior to the voting of the intention to cumulate the votes. The 9 nominees receiving the highest number of affirmative votes of the shares entitled to be voted for them shall be elected as directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but have no other legal effect under Delaware law. Abstentions and shares held by brokers that are present but not voted, because the brokers were prohibited from exercising discretionary authority (“Broker Non-Votes”), will be counted as present for purposes of determining the presence or absence of a quorum.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE NOMINEES LISTED ABOVE.

PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR

     The Audit Committee of the Board of Directors has appointed KPMG LLP (“KPMG”), independent auditor, to audit the financial statements of the Company for Fiscal 2005. KPMG has audited the Company’s financial statements since the Company’s 1985 fiscal year. Representatives of KPMG are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting is required to ratify the appointment of KPMG.

Fees and Services

     The following table sets forth the fees for audit and other services provided by KPMG to the Company for Fiscal 2004 and Fiscal 2003:

	Fiscal 2004	Fiscal 2003
Audit fees	$ 6,800,000	$5,500,000
Audit-related fees	5,518,000	—
Tax fees	1,369,000	2,700,000
All other fees	26,000	—

Total	13,713,000	8,200,000

     Audit fees represent fees for the audit of the Company’s consolidated financial statements included in the Company’s annual report on Form 10-K, review of financial statements included in the Company’s quarterly reports on Form 10-Q, services normally provided in connection with statutory audits of certain of the Company’s foreign subsidiaries and services normally provided in connection with regulatory filings made in Fiscal 2004 and Fiscal 2003.

     Audit-related fees primarily represent fees for stand-alone audits of the financial statements of certain business operations divested by the Company in Fiscal 2004. The balance of the audit-related fees relate to a vendor due diligence report for one of the divested business operations and extending the scope of testing of internal controls over certain key processes at five of the Company’s operating sites.

     Tax fees represent fees for the preparation and review of the Company’s income tax returns, and general tax planning and advice for the Company. $200,000 of the tax fees paid in Fiscal 2004 are for services that were rendered by KPMG in Fiscal 2003 relating to a re-determination of commission paid to the Company’s foreign sales corporation in Fiscal 2000.

     All other fees relate to fees for any services not included in the above categories. In Fiscal 2004, the amount was for a Sarbanes-Oxley Section 404 software tool which the Company licensed from KPMG.

Audit Committee Pre-Approval of Audit and Non-Audit Services

     The Audit Committee pre-approves all audit and audit-related services and all non-audit services that the Company’s independent auditor is permitted to perform for the Company under applicable laws and regulations. The Audit Committee’s pre-approval policy provides for both specific pre-approval on a case-

by-case basis of individual engagements of the independent auditor and general pre-approval of certain categories of engagements up to predetermined dollar thresholds. Specific pre-approval is mandatory for the annual financial statement audit engagement, among others. The Audit Committee has also delegated pre-approval authority to the Chair of the Audit Committee. All services and fees authorized under the general pre-approval policy or by the Chair, as the case may be, are reported to the full Audit Committee for ratification at the Committee’s next regular meeting.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF KPMG AS INDEPENDENT AUDITOR.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information as of November 18, 2004 relating to the beneficial ownership of the Company’s Common Stock or shares exchangeable into the Company’s Common Stock by (i) each person known by the Company to be the beneficial owner of more than five percent (5%) of the outstanding shares of Common Stock, (ii) each director (or nominee), (iii) each of the current executive officers named in the Summary Compensation Table, and (iv) all directors and executive officers as a group.

Name	Number of Shares Owned (1)	Right to Acquire (2)	Total		Approximate Percentage of Outstanding Shares (%)
Entities associated with AXA Financial, Inc. 1290 Avenue of the Americas New York, NY 10104	126,272,525	—	126,272,525	(3)	13.01
Entities associated with FMR Corp. 82 Devonshire St. Boston, MA 02109	101,896,827	—	101,896,827	(4)	10.50
Entities associated with Citigroup Inc. 399 Park Avenue New York, NY 10043	86,664,636	—	86,664,636	(5)	8.93
Entities associated with Capital Research and Management Company 333 South Hope Street, 55th Floor Los Angeles, CA 90071	84,656,768	—	84,656,768	(6)	8.72
Entities associated with Lord Abbett & Co. LLC 90 Hudson Street, 11th Floor Jersey City, NJ 07302	74,544,543	99	74,544,543	(7)	7.68
Michael R. Cannon	1,141,664	2,344,791	3,486,455		*
Marc Onetto	445,000	637,916	1,082,916		*
Kiran Patel	259,798	521,767	781,565		*
Craig London	180,000	294,374	474,374		*
David Purvis	270,000	124,374	394,374		*
Richard A. D'Amore	250,000	60,300	310,300		*
Dr. Paul R. Low	87,000	60,300	147,300		*
C. Wesley M. Scott	42,282	51,530	93,812		*
William A. Hasler	12,000	60,300	72,300		*
Heinz Fridrich	7,000	60,300	67,300		*
Osamu Yamada	1,000	60,300	61,300		*
William R. Graber	0	20,000	20,000		*
Cyril Yansouni	0	20,000	20,000		*
All directors and executive officers as a group (16 persons)	2,817,724	4,759,013	7,576,737		*

__________
* Less than one percent (1%).

(1)	Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to the securities.

(2)	Shares that may be acquired through stock option exercises up to 60 days after November 18, 2004.

(3)	Reflects shares held as of September 30, 2004 pursuant to a Form 13F filed by AXA Financial, Inc. on November 12, 2004.

(4)	Reflects shares held as of September 30, 2004 pursuant to a Form 13F filed by FMR Corp. on November 15, 2004.

(5)	Reflects shares held as of September 30, 2004 pursuant to a Form 13F filed by Citigroup Inc. on November 12, 2004.

(6)	Reflects shares held as of September 30, 2004 pursuant to a Form 13F filed by Capital Research and Management Company on November 15, 2004.

(7)	Reflects shares held as of September 30, 2004 pursuant to a Form 13F filed by Lord Abbett & Co. on November 2, 2004.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Exchange Act and regulations of the SEC thereunder require the Company’s executive officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of initial ownership and changes in ownership with the SEC. Based solely on its review of copies of such forms received by the Company, the Company believes that, during Fiscal 2004, except for the exceptions set forth below, the Section 16(a) filing requirements applicable to its executive officers, directors and 10% stockholders were complied with.

     On June 16, 2004, Warren Ligan and Perry Hayes were each granted stock options by the Board. The Form 4 to report each such grant was filed on July 2, 2004.

     On June 16, 2004, Michael Cannon, Craig London, Kevin O’Connor, Marc Onetto, Kiran Patel and David Purvis were each granted shares of restricted stock by the Board, and such grants were timely reported to the SEC on Form 4 on June 18, 2004. Each of the above executive officers proceeded to purchase their restricted stock at the purchase price of $0.001 per share, as such grants would expire if a purchase was not consummated within 30 days of the grant date. Form 4’s were not filed with the SEC upon such purchases; however, each of the executive officers later caused a Form 5 to be timely filed with the SEC to report their purchase of the restricted stock.

Certain Relationships and Related Transactions

     The Company has previously entered into indemnification agreements with its executive officers, directors and certain key employees containing provisions which are in some respects broader than the specific indemnification provisions contained in the Delaware General Corporation Law. These agreements provide, among other things, for indemnification of the executive officers, directors and certain key employees in proceedings brought by third parties and in stockholder derivative suits. Each agreement also provides for advancement of expenses to the indemnified party. See also descriptions of arrangements between the Company and certain current and former executive officers as set forth below under “EXECUTIVE OFFICER COMPENSATION – Employment Agreements” and “ – Severance Agreements.”

EXECUTIVE OFFICER COMPENSATION

Summary Compensation Table

     The following table shows, as to the Chief Executive Officer and each of the four other most highly compensated executive officers, information concerning compensation for services to the Company in all capacities.

		Annual Compensation (1)		Long Term Compensation (2)		All Other
Name and Principal Position	Year	Salary ($)	Bonus ($)	Restricted Stock ($)(3)	Options (#)	Compensation ($)(4)
Michael R. Cannon	2004	$925,002	$2,769,360	$ 509,000	650,000	$ 39,168
President and Chief Executive	2003	604,809	2,000,000	4,412,689	4,500,000	5,120
Officer	2002	—	—	—	—	—

Craig London	2004	397,658	380,460	152,700	190,000	23,141
Executive Vice President,	2003	350,012	395,204	365,000	500,000	13,176
Strategy and Marketing	2002	154,813	201,257	—	100,000	3,588

Marc Onetto	2004	600,000	563,013	229,050	260,000	30,440
Executive Vice President,	2003	110,769	1,123,288	1,976,000	1,600,000	1,420
Worldwide Operations	2002	—	—	—	—	—

Kiran Patel	2004	600,002	600,002	330,850	505,000	29,745
Executive Vice President and	2003	595,032	316,089	547,500	750,000	13,680
Chief Financial Officer	2002	600,002	600,000	—	120,000	13,807

David Purvis	2004	298,846	355,846	1,554,300	510,000	210,491
Executive Vice President,	2003	—	—	—	—	—
Design and Engineering	2002	—	—	—	—	—

__________

(1)

Perquisites are not included since the aggregate amount is less than the lesser of $50,000 or 10% of salary and bonus, in accordance with regulations promulgated by the SEC; therefore, the Other Annual Compensation has not been included in this table. Bonus compensation reported for fiscal years 2004, 2003, and 2002 was earned in that fiscal year, but may have been paid in the subsequent fiscal year or placed all or in part into the Company’s Executive Deferred Compensation Plan.

The Fiscal 2004 bonus amount for Mr. Cannon is comprised of two earned amounts: $1,850,000 and $919,360. The $1,850,000 amount is for Mr. Cannon’s first full year of employment (January 2003 to January 2004) pursuant to a bonus guarantee under his employment agreement. The $919,360 amount is Mr. Cannon’s pro-rated bonus for Fiscal 2004. Mr. Cannon’s full bonus for the Fiscal 2004 period (September 2003 through August 2004) was equal to $1,575,000, or approximately 85% of his target bonus. Since there is an overlap of approximately 4 months in the guaranteed bonus and Fiscal 2004 bonus time periods, Mr. Cannon’s bonus for Fiscal 2004 was pro-rated accordingly.

(2)

The Company does not have any Long-Term Incentive Plans (LTIP) as that term is defined in regulations promulgated by the SEC. While the Company acknowledges that it may, under applicable SEC regulations, report restricted stock awards as LTIP awards, it has elected not to do so.

(3)

Amounts are based on the closing market share price for Company common stock on June 16, 2004, the restricted stock grant date for Messrs. Cannon, London, Onetto and Patel. With respect to Mr. Purvis, the amount is based on the closing market price for Company common stock on December 15, 2003, when Mr. Purvis received a grant for 250,000 shares, and on June 16, 2004, when Mr. Purvis received a grant for 20,000 shares. As of August 27, 2004, based on the closing market price for Company common stock on such date: (i) Mr. Cannon held an aggregate of 1,138,268 shares of restricted stock with a value of $6,135,264; (ii) Mr. London held an aggregate of 130,000 shares of restricted stock with a value of $700,700; (iii) Mr. Onetto held an aggregate of 445,000 shares of restricted stock with a value of $2,398,550; (iv) Mr. Patel held an aggregate of 215,000 shares of restricted stock with a value of $1,158,850; and (v) Mr. Purvis held an aggregate of 270,000 shares of restricted stock with a value of $1,455,300.

The restricted stock granted to the named executive officers on June 16, 2004 is subject to a Company repurchase right, which expires in its entirety on June 16, 2009; provided, that, (i) 50% of the shares subject to repurchase (the “First Block”) will immediately vest if during any 90 day rolling period after June 16, 2004 the fair market value of the Company’s common stock equals or exceeds $10 and (ii) at least two years after the First Block has vested, 50% of the shares subject to repurchase may immediately vest if during any 90 day rolling period after June 16, 2004 the fair market value of the Company’s common stock equals or exceeds $15. The restricted stock is entitled to dividends (if paid by the Company, as determined by the Board).

The restricted stock granted to Mr. Purvis on December 15, 2003 is subject to a Company repurchase right, which expires in its entirety on December 15, 2008; provided, that, (i) 50% of the shares subject to repurchase (the “First Block”) will immediately vest if during any 90 day rolling period after December 15, 2003 the fair market value of the Company’s common stock equals or exceeds $12, (ii) at least two years after the First Block has vested, 50% of the shares subject to repurchase may immediately vest if during any 90 day rolling period after December 15, 2003 the fair market value of the Company’s common stock equals or exceeds $17 and (iii) notwithstanding the foregoing, 100% of the shares subject to repurchase will vest if Mr. Purvis is terminated without cause.. The restricted stock is entitled to dividends (if paid by the Company, as determined by the Board).

(4)

Amounts primarily include the Company’s contributions to a 401(k) plan and premiums under executive group term life and disability insurance policies. With respect to Mr. Purvis, amount includes a $200,000 payment for relocation assistance.

Stock Option Grants and Exercises

     The following tables set forth, for the executive officers named in the Summary Compensation Table, the stock options granted under the Company’s stock option plans and the options exercised by such executive officers during Fiscal 2004.

Stock Option Grants in Fiscal 2004

	Individual Grants				Potential Realizable
	Options Granted	Percent of Total Options Granted to Employees in	Exercise or Base Price	Expiration	Value at Assumed Annual Rates of Stock Price Appreciation For Option Term(2)
Name	(#)(1)	Fiscal Year	($/Share)	Date	5%($)	10%($)
Michael R. Cannon	650,000	3.63%	$5.09	06/16/2014	$2,080,698	$5,272,897
Craig London	190,000	1.06	5.09	06/16/2014	608,204	1,541,308
Marc Onetto	260,000	1.45	5.09	06/16/2014	832,279	2,109,159
Kiran Patel	130,000	0.73	3.65	09/02/2013	815,096	1,578,966
	375,000	2.10	5.09	06/16/2014	1,200,403	3,042,056
David Purvis	400,000	2.24	5.81	12/15/2013	1,461,551	3,703,857
	110,000	0.62	5.09	06/16/2014	352,118	892,336

__________

(1)

All options granted become exercisable as to one forty-eighth (1/48) of the shares after each month from the date of grant. Mr. Cannon’s options are subject to partial acceleration of vesting upon termination without cause, resignation for good reason, or termination due to death or disability prior to, or after 12 months following, a change of control of the Company, or full acceleration of vesting if such termination or resignation occurs within 12 months following a change of control. Mr. Onetto’s options are subject to full acceleration of vesting upon a change of control. With regards to Mr. Purvis, (i) his initial option grant for 400,000 shares is subject to full acceleration of vesting upon a change of control and (ii) all other options are subject to continued vesting for 18 months upon termination without cause or resignation for good reason within 18 months following a change of control. The options for Messrs. London and Patel are subject to continued vesting for 12 months upon termination without cause or resignation for good reason within 12 months following a change of control.

(2)

Potential realizable value is based on an assumption that the stock price of the Common Stock appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the ten (10) year option term. Potential realizable value is shown net of exercise price. These amounts are calculated based on the regulations promulgated by the SEC and do not reflect the Company’s estimate of future stock price growth.

Aggregated Option Exercises in Fiscal 2004 and Year-End Values

			Total Number of Unexercised Options Held		Value of Unexercised, In-the-Money Options Held
	Shares Acquired on	Value Realized	at Fiscal Year End (#)		at Fiscal Year End ($)(2)
Name	Exercise (#)	($)(1)	Exercisable	Unexercisable	Exercisable	Unexercisable
Michael R. Cannon	—	—	1,808,333	3,341,667	$2,501,875	$3,993,125
Craig London	—	—	224,582	565,418	274,245	652,750
Marc Onetto	—	—	477,499	1,382,501	539,916	1,378,084
Kiran Patel	—	—	391,457	983,543	494,560	1,133,540
David Purvis	—	—	71,249	438,751	1,374	31,625

__________

(1)	Fair market value of underlying securities at exercise minus the exercise price.

(2)

Calculated based upon the August 27, 2004 fair market value share price of $5.39 less the share price to be paid upon exercise. There is no guarantee that if and when these options are exercised they will have this value.

Equity Compensation Plan Information

     The following table provides information as of August 27, 2004 about our common stock that may be issued upon the exercise of options granted to employees, consultants or members of our Board of Directors under all of our existing equity compensation plans, including the 1992 and 2002 Stock Plans, and the 2003 Employee Stock Purchase Plan (ESPP), each as amended, as well as options assumed in acquisitions. See “BOARD AND CORPORATE GOVERNANCE MATTERS – Director Compensation” for a description of the automatic, non-discretionary stock option grant mechanism for Outside Directors under the 2002 Stock Plan.

Plan Category	Number of Shares to be Issued upon Exercise of Outstanding Options (#)		Weighted Average Exercise Price of Outstanding Options ($) (Shares in millions)	Number of Shares Remaining Available for Future Issuance (#)
Equity compensation plans approved by security holders	49.2	(1)	$ 12.80	70.4	(2)
Equity compensation plans not approved by security holders	4.6	(3)	4.04	—

Total	53.8		$ 12.12	70.4

__________

(1)

Amount includes 2,729,386 million shares underlying options assumed by Solectron that were originally granted under plans established by various companies acquired by Solectron. Such options have an aggregate weighted average exercise price of $14.57. No grants are made under any plans assumed by Solectron.

(2)

Shares remaining available for future issuance are under the Company’s 2002 Stock Plan. Amount includes 15,028,432 million shares of Company common stock reserved under the Company’s 2003 ESPP for future issuance.

(3)

Amount is comprised of Michael R. Cannon’s stand-alone stock option agreement for 3,750,000 shares and Marc Onetto’s stand-alone stock option agreement for 850,000 shares. Such agreements were entered into in connection with the employment of Messrs. Cannon and Onetto, and therefore did not require stockholder approval under the applicable NYSE rules. The terms and provisions in these stand-alone agreements are substantially similar to the stock option agreements under the Company’s 2002 Stock Plan, with the exception that (i) Mr. Cannon’s options are subject to partial acceleration of vesting upon termination without cause, resignation for good reason, or termination due to death or disability prior to, or after 12 months following, a change of control of the Company, or full acceleration of vesting if such termination or resignation occurs within 12 months following a change of control, and (ii) Mr. Onetto’s options are subject to full acceleration of vesting upon a change of control.

Employment Agreements

     The Company entered into an executive Employment Agreement with David Purvis on December 15, 2003. The Employment Agreement provides for: (i) an annual base salary of $420,000, subject to review and adjustments; (ii) a $200,000 relocation bonus; (iii) an annual target bonus of 120% up to a maximum of 200% of annual base salary based on achievement of performance goals set by the Executive Compensation and Management Resources Committee, with a guaranteed bonus of $504,000 for the first full year of employment; (iv) a non-statutory stock option grant for 400,000 shares of Company common stock which will vest as to 1/48th of the shares per month of employment, subject to 100% acceleration upon a change of control; (v) a restricted common stock grant of 250,000 shares subject to a Company repurchase right which expires in its entirety on December 15, 2008, cliff vesting based on the Company’s stock price, and 100% vesting in the event the Company terminates Mr. Purvis without cause; (vi) severance benefits if the Company terminates Mr. Purvis without cause prior to a change of control or after 18 months following a change of control, including (1) continuing payments of then applicable salary and target bonus for a period of 12 months plus one additional month for every full year of employment (not to exceed 24 months) and (2) medical and other benefits coverage for the same 12-24 month period; and (vii) severance benefits if, within 18 months following a change of control, Mr. Purvis is terminated without cause or resigns for good reason, including (1) average base salary rate and average annual target bonus for the 2-year period prior to such termination in equal installments, (2) continued vesting of any unvested Company stock options for 12 months following the date of termination of Mr. Purvis’ employment with the Company, and (3) medical and other benefits coverage for 36 months.

Severance Agreements

     David Everett, a former executive officer of the Company, entered into a Severance Agreement and Release with the Company in Fiscal 2004, entitling him to (i) $26,667 per month for a period of 10 months; (ii) a one-time bonus payment in the amount of $416,010; and (iii) continued Company-paid coverage for medical, dental and vision insurance for him and his eligible dependents and financial counseling over the same 10 month period.

     George Moore, a former executive officer of the Company, entered into a Severance Agreement and Release with the Company in Fiscal 2004, entitling him to (i) $32,088 per month for a period of 15 months; (ii) a bonus payment of $38,506 per month for a period of 15 months; and (iii) continued Company-paid coverage for medical, dental and vision insurance for him and his eligible dependents and financial counseling over the same 15 month period.

EXECUTIVE COMPENSATION AND
MANAGEMENT RESOURCES COMMITTEE REPORT

Introduction

     The Executive Compensation and Management Resources Committee (the “Committee”) of the Board is charged with the responsibility of reviewing all aspects of the Company’s executive compensation programs and administering the Company’s stock plans. In Fiscal 2004, the members of the Committee were Richard A. D’Amore, William A. Hasler, Dr. Paul R. Low and Cyril Yansouni, all of whom are independent, non-employee directors of the Company. The Committee meets at the beginning of each fiscal year to establish target base compensation levels for the Company’s executive officers for the following fiscal year and to approve bonuses for the previous fiscal year. In establishing these target compensation levels, the Committee engaged an external executive compensation consulting firm to assess and make recommendations to the Committee.

Compensation Philosophy

     The Company’s executive compensation policies are designed to attract and retain qualified executives who will contribute to the Company’s long-term success, to reward executives for achieving the Company’s financial goals, and to link executive compensation and stockholder interests through market competitive incentives and equity-based plans. The Committee believes that strong financial performance, on a consistent, predictable basis, is the most certain avenue through which the Company can positively affect long-term stockholder return. Furthermore, the Company believes that, in order to attract and retain the most qualified executives in the industry, its compensation policies must be competitive with other companies of comparable size and in similar industries and must reinforce strategic performance objectives through the use of incentive compensation programs. In order to provide incentive to executive officers, the Company targeted to pay a significant percentage of the executives’ total compensation by means of variable performance-based cash incentives and stock option and restricted stock awards. Determination of each component of variable compensation is based on an assessment of a combination of metrics and individual performance. The amount of incentive compensation for each person in Fiscal 2004 has been determined on the basis of several indicators of corporate performance as outlined below.

Compensation Components

     The following are the key components of the Company’s executive officer compensation:

     Base Compensation. The Committee establishes base salaries for executive officers based on its review of base salaries of executive officers in companies of comparable size and in similar industries. A majority of the companies used by the Committee in its review of salaries of other companies are a part of the Goldman Sachs Technology Index™ used in the “Stock Performance Graph” following.

     Bonuses. The Company’s executive bonus plan provides for incentive compensation to the Company’s executive officers and other key employees and is determined annually and based principally on certain performance measures. The performance measures include worldwide corporate and individual performance. Worldwide corporate performance measures for Fiscal 2004 were focused on metrics which drive stockholder value creation. To provide greater clarity on specific elements of stockholder value creation, additional specific measures were adopted. These measures included:

•	Revenue;

•	Return on Tangible Invested Capital; and

•	Profit Before Interest and Taxes.

These measures are defined in the Company’s Fiscal 2004 Annual Operating Plan and were communicated to all bonus plan participants. The Committee believes that these factors were indicative of overall corporate performance and stockholder value. Individual performance was measured based on goals related to each person’s function within the organization. Executive bonus plan participants accrued bonuses each quarter based on performance against year-to-date Annual Operating Plan targets and stockholder value creation targets. The accrued bonus balances for executive officers vested at the end of Fiscal 2004 and were paid upon final determination of earned bonuses.

     Long-Term Incentive Compensation. The Company’s 2002 Stock Plan provides for long-term incentive compensation for employees of the Company, including executive officers. A significant portion of the total compensation package for the Company’s executive officers is in the form of stock option and restricted stock awards. These awards give employees an equity interest in the Company, thereby aligning the interests of executive officers and stockholders and providing incentive to maximize stockholder value.

Policy Regarding Tax Deduction for Compensation Under Internal Revenue Code Section 162(m)

     Section 162(m) of the Internal Revenue Code (“IRC”) limits the Company’s tax deduction to $1 million for compensation paid to certain executive officers named in the proxy unless the compensation is performance based. Bonus payments made pursuant to the “One Solectron” Incentive Compensation Plan for Fiscal 2004 met the performance criteria of IRC Section 162(m). The Committee’s present intention is to comply with the requirements of IRC Section 162(m), unless the Committee determines that it is in the interests of the Corporation to do otherwise.

Chief Executive Officer Compensation

     Mr. Cannon’s compensation for Fiscal 2004 was determined by the Committee in accordance with all of the same principles and factors set forth above under “Compensation Philosophy” and “Compensation Components.” The Committee’s bonus award to Mr. Cannon was equal to 85% of Mr. Cannon’s targeted award for Fiscal 2004. This bonus represented the Committee’s recognition of the substantial progress that the Company made in returning to profitability following eleven consecutive quarters of losses. See footnote 1 to “EXECUTIVE COMPENSATION — Summary Compensation Table” for a more detailed description of the bonus amount paid to Mr. Cannon in Fiscal 2004.

Members of the Executive Compensation and Management Resources Committee

Dr. Paul R. Low, Chairman Richard A. D’Amore William A. Hasler Cyril Yansouni

Executive Compensation and Management Resources Committee Interlocks and Insider Participation

     All members of the Committee meet the standards for independence from the Company as set forth in the listing standards of the NYSE. The members of the Committee have never been executive officers of the Company.

STOCK PERFORMANCE GRAPH

     The following graph compares the cumulative total stockholder return on the Company’s Common Stock with the cumulative total return on the S&P 500 Index and the Goldman Sachs Technology Index™ for the five fiscal years commencing August 31, 1999 and ending August 31, 2004, assuming an investment of $100 and the reinvestment of any dividends.

     The comparisons in the graph below are based upon historical data and are not indicative of, nor intended to forecast, future performance of the Company’s Common Stock.

CUMULATIVE TOTAL RETURN

Solectron Corporation
Goldman Sachs Technology IndexTM
S&P 500 Index

175
150
125
100
75
50
25
0
DOLLARS
Aug-99
Aug-00
Aug-01
Aug-02
Aug-03
Aug-04
Solectron Corporation
Goldman Sachs Technology Index TM
S&P 500 Index

     The information contained in the Stock Performance Graph section shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.

AUDIT COMMITTEE REPORT

     The primary purpose of the Audit Committee is to assist the Board of Directors in its general oversight of the Company’s financial reporting process. The Audit Committee has a duly adopted charter which it reviews on an annual basis.

     The Audit Committee annually reviews the applicable NYSE corporate governance standards and relevant SEC rules relating to Audit Committee member independence. At its most recent review, the Audit Committee determined that each member of the Committee meets the applicable standards and rules. The Audit Committee also determined that it had fulfilled its responsibilities under the Audit Committee Charter. The Committee met a total of 12 times in Fiscal 2004.

     The Audit Committee is responsible for recommending to the Board that the Company’s financial statements be included in its Annual Report on Form 10-K. The Committee took a number of steps in making this recommendation for Fiscal 2004. First, the Audit Committee discussed with KPMG, Solectron’s independent auditor for Fiscal 2004, those matters KPMG is required to communicate to and discuss with the Audit Committee by Statement on Auditing Standards Board Standard No. 61, as amended (“Communication with Audit Committees”), including information concerning the scope and results of the audit. Second, the Audit Committee discussed KPMG’s independence with KPMG and received a letter from KPMG regarding its independence as required by the Independence Standards Board Standard No. 1, as amended (“Independence Discussions with Audit Committees”). Finally, the Audit Committee reviewed and discussed with Company management and KPMG, Solectron’s audited consolidated balance sheets at August 31, 2004 and 2003, and the related consolidated statements of operations, stockholders’ equity, comprehensive loss and cash flows for each of the years in the three-year period ended August 31, 2004. Based on these reviews and discussions, and additional matters deemed relevant and appropriate by the Audit Committee, the Audit Committee recommended to the Board that Solectron’s Annual Report on Form 10-K include these financial statements.

Members of the Audit Committee

     C. Wesley M. Scott, Chairman
     Heinz Fridrich
     William R. Graber
     Dr. Paul R. Low
     Osamu Yamada

OTHER MATTERS

     The Company knows of no other matters to be submitted at the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Company may recommend.

BY ORDER OF THE BOARD OF DIRECTORS

Michael F. Grady Secretary

     Dated: December 8, 2004

ATTACHMENT A

CHARTER FOR THE

AUDIT COMMITTEE

OF

SOLECTRON CORPORATION*

PURPOSE

     The purpose of the Audit Committee of the Board of Directors (the “Board”) of Solectron Corporation (the “Company”) is to assist Board oversight of (1) the integrity of the Company’s financial statements, (2) the Company’s compliance with legal and regulatory requirements, (3) the independent auditors’ qualifications and independence, and (4) the performance of the Company’s internal audit department and independent auditor. The Audit Committee also assists the Board in overseeing the Company’s systems of disclosure controls and procedures and internal controls over financial reporting. In addition, the Audit Committee must prepare an audit committee report as required by the Securities and Exchange Commission (“SEC”) to be included in the Company’s annual proxy statement.

ORGANIZATION

     The Audit Committee shall be comprised of at least three directors of the Board. Each member of the Audit Committee shall be “independent” and “financially literate,” as defined in the applicable New York Stock Exchange (“NYSE”) and SEC rules.At least one member of the Audit Committee must be an “audit committee financial expert,” as defined in the SEC rules. Audit Committee members shall be appointed by the Board on the recommendation of the Nominating and Governance Committee and may be removed by the Board in its discretion. If an Audit Committee Chair is not designated or present, the members of the Audit Committee may designate a Chair by majority vote of the Audit Committee membership. No Audit Committee member shall simultaneously serve on the audit committees of more than three public companies, subject to the Board’s determination that such simultaneous service would not impair the ability of such member to effectively serve on the Audit Committee. The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it shall have direct access to anyone in the organization. The Audit Committee shall meet at least four times annually.

DUTIES AND RESPONSIBILITIES

     The Audit Committee shall have the following duties and responsibilities:

__________

     * The Board of Directors approved this Charter on October 14, 2004. The previous charter was not significantly different and revisions primarily consisted of reorganizing the Charter provisions and conforming certain provisions of the Charter to the finalized text of the NYSE listing standards at November 4, 2003.

Document and Accounting Information Review

1.

Review and reassess the adequacy of this Charter at least annually and recommend any proposed changes to the Board for approval and have the document published at least every three years in accordance with the SEC proxy rules.

2.

Discuss with management and the independent auditor the Company’s annual audited financial statements and quarterly financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” prior to filing with the SEC.

3.	Recommend to the Board that the financial statements be included in the Company’s annual report on Form 10-K.

4.

Review the type and presentation of information to be included in the Company’s earnings press releases, as well as review financial information and earnings guidance provided to analysts and rating agencies.

Independent Auditor

5.

The Audit Committee shall have the sole authority and responsibility to appoint, retain, compensate, evaluate and terminate the independent auditor of the Company, and to oversee the work of the independent auditor for the purpose of preparing or issuing an audit report or performing other audit, review or attestation services for the Company. The Audit Committee shall have sole authority to approve all audit engagement fees and terms, and all non-audit engagements (as permitted under the applicable NYSE and SEC rules) with the independent auditor. The independent auditor shall report directly to the Audit Committee. The Audit Committee may delegate to one or more designated Audit Committee members the authority to pre-approve audit and permissible non-audit services provided to the Company and all of its consolidated subsidiaries by the independent auditor, provided such pre-approval decisions are presented to the full Audit Committee at a later scheduled meeting.

6.	Regularly review with the independent auditor any audit problems or difficulties and management’s response.

7.	Review the independent auditor’s attestation and report on management’s internal control report.

8.

At least on an annual basis, obtain and review a report by the independent auditors describing: the audit firm’s internal quality control procedures, any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the audit firm, and any steps taken to deal with any such issues; and (to assess the independent auditors’ independence) all relationships between the independent auditors and the Company.

9.	Review the independent auditors’ engagement letter and audit plan - discuss scope, staffing, locations, reliance upon management and the internal audit department, and the general audit approach.

10.	Assess on an annual basis the independence and performance of the independent auditor.

11.	Discuss with the independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU ss.380), as may be modified or supplemented.

12.	Set clear hiring policies for employees or former employees of the independent auditors.

Financial Reporting Processes, Accounting Policies and Internal Control Structure

13.

In consultation with the independent auditor and the internal auditor, review the integrity of the Company’s external financial reporting processes and the internal control structure (including disclosure controls and procedures and internal control over financial reporting).

14.

Receive and review any disclosures from the Company’s CEO or CFO made in connection with the certification of the Company’s quarterly and annual reports filed with the SEC of: (a) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the issuer’s ability to record, process, summarize and report financial data and have identified for the issuer’s auditors any material weaknesses in internal controls, and (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the issuer’s internal controls.

15.

Review with management and the independent auditors: any major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies; analyses prepared by management and/or the independent auditors setting forth significant financial reporting issues, estimates, practices and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements; and the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company.

16.

Establish the procedures for receiving, retaining, and treating complaints received by the Company regarding accounting, internal accounting controls, or auditing matters and procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

Internal Audit

17.	Periodically review with the head of the internal audit department any significant difficulties, disagreements with management or scope restrictions encountered in the course of the function’s work.

18.	Review, including discussion with the independent auditor, the budget, staffing and audit plan of the internal audit department.

19.	Review the appointment and performance of the head of the internal audit department.

20.	Review significant reports (or summaries thereof) prepared by the internal audit department together with management’s response and follow-up to these reports.

Legal Compliance and Risk Management

21.	Engage, at the Company’s expense, independent counsel and other advisers it determines necessary to carry out its duties.

22.

Discuss policies with respect to risk assessment and risk management, including the Company’s major financial risk exposures and the steps management has taken to identify, assess, monitor, manage, mitigate, report, and control such exposures.

23.

On at least an annual basis, review with the Company’s counsel any legal matters that could have a significant impact on the organization’s financial statements, the Company’s compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

Other Responsibilities

24.

Report regularly to the full Board on the Audit Committee’s activities, especially any significant issues and their resolution with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditors, or the performance of the Company’s internal audit department.

25.	At least annually, conduct an evaluation of its performance and report the results of that assessment to the Board.

26.	Prepare an audit committee report as required by the Securities and Exchange Commission (“SEC”) to be included in the Company’s annual proxy statement.

27.	Meet separately, periodically, with management, with internal auditors (or other personnel responsible for the internal audit function) and with independent auditors.

28.	Annually review a summary of Director and Officer T & E expenses, and any director and officer related party transactions or conflicts of interest.

29.	Review, approve and monitor the content of and adherence to the Company’s Code of Business Conduct.

Approved: October 14, 2004

SOLECTRON CORPORATION C/O EQUISERVE P.O. BOX 43004 PROVIDENCE, RI 02940-3004

VOTE BY INTERNET — www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS
If you would like to significantly reduce the costs incurred by Solectron Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote these shares using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

VOTE BY PHONE — 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Solectron Corporation, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	SLTRN1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SOLECTRON CORPORATION THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE NOMINEES LISTED BELOW.
Election of Directors
1.	To elect nine (9) directors to serve for the ensuing year and until their successors are duly elected and qualified.
	01) William A. Hasler	06) William R. Graber
	02) Michael R. Cannon	07) Dr. Paul R. Low
	03) Richard A. D’Amore	08) C. Wesley M. Scott
	04) H. Paulett Eberhart	09) Cyril Yansouni
05) Heinz Fridrich
For All	Withhold All	For All Except	To withhold authority to vote, mark “For All Except” and write the nominee’s number on the line below.
☐	☐	☐
Vote On Proposals					For	Against	Abstain
2.		To ratify the appointment of KPMG LLP as the independent auditor of the Company for the fiscal year ending August 31, 2005.			☐	☐	☐
3.		To transact such other business as may properly come before the meeting or any adjournment thereof.
WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO SIGN AND PROMPTLY MAIL THIS PROXY IN THE RETURN ENVELOPE, SO THAT YOUR STOCK MAY BE REPRESENTED AT THE MEETING.
			Yes	No
Please indicate if you plan to attend this meeting			☐	☐
HOUSEHOLDING ELECTION — Please indicate if you consent to receive certain future investor communications in a single package per household			☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF SOLECTRON CORPORATION
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be Held January 13, 2005

The undersigned hereby appoints Michael R. Cannon and Kiran Patel, and each of them, with full power of substitution, to represent the undersigned, and to vote all of the shares of stock in Solectron Corporation (the “Company”), a Delaware corporation, which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at The Westin Hotel, 5101 Great America Parkway, Santa Clara, CA 95054 on Thursday, January 13, 2005 at 9:00 a.m., local time, and at any adjournment thereof (1) as hereinafter specified upon the proposals set forth on the reverse side, and as more particularly described in the Proxy Statement of the Company dated December 8, 2004 (the “Proxy Statement”), receipt of which is hereby acknowledged, and (2) in their discretion, upon such other matters as may properly come before the meeting. The undersigned hereby acknowledges receipt of the Company’s Annual Report for the fiscal year ended August 27, 2004.

THE SHARES REPRESENTED HEREBY SHALL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, SUCH SHARES SHALL BE VOTED FOR PROPOSALS 1 AND 2.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE.

INFORMATION STATEMENT FOR HOLDERS OF EXCHANGEABLE SHARES OF
SOLECTRON GLOBAL SERVICES CANADA INC.

Solectron Global Services Canada Inc. (“Exchangeco”) and certain of its insiders have been exempted from certain disclosure and insider trading obligations prescribed by otherwise applicable Canadian securities legislation pursuant to discretionary orders (the “Orders”) granted by each of the provincial securities commissions in Canada. Pursuant to the Orders, Exchangeco is not required to prepare, file nor deliver to the holders of its exchangeable shares continuous disclosure documents including an annual proxy and related information, interim and audited financial statements, an information circular, an annual information form, or a discussion and analysis of financial condition and results of operations by management of Exchangeco, provided that, among other conditions of the Orders, Solectron Corporation (“Solectron”) prepares, files and delivers to the holders of Exchangeco exchangeable shares United States disclosure material furnished to holders of Solectron common stock resident in the United States, including but not limited to copies of Solectron’s annual report and proxy solicitation materials.

The enclosed proxy statement and related materials relating to Solectron have been provided to all holders of exchangeable shares of Exchangeco pursuant to the Orders. As a holder of Exchangeco exchangeable shares, you are entitled to dividend and other rights designed to be economically equivalent to the attributes of the common stock of Solectron. Given the attributes of the exchangeable shares of Exchangeco, an annual meeting of the holders of exchangeable shares of Exchangeco will not be held. Therefore, you will not receive a notice of an annual meeting of the shareholders of Exchangeco, nor will you receive an information circular or proxy for an annual meeting of the shareholders of Exchangeco.